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Exhibit 5.1

ERNSTMEYER & ASSOCIATES, P.C.

ATTORNEYS AND COUNSELORS AT LAW

3811 Bee Cave Road, Suite 200
Austin, Texas 78746
(512) 347-0991
(512) 347-0980 FACSIMILE

March 12, 2004

Treaty Oak Bancorp, Inc.
3811 Bee Cave Road, Suite 209
Austin, Texas 78746

  Re:
  Registration Statement on Form SB-2

Ladies and Gentlemen:

        We have acted as counsel to Treaty Oak Bancorp, Inc., a Texas corporation, (the "Company") in connection with the registration under the Securities Act of 1933, as amended, (the "Act"), pursuant to the Company's registration statement on Form SB-2 (the "Registration Statement"), of (i) 1,440,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company (the "Shares"), (ii) warrants to purchase up to 288,000 shares of Common Stock ("Investor Warrants"), and (iii) the shares of Common Stock issuable upon the exercise of the Investor Warrants (the "Warrant Shares").

        In this capacity, we have examined (1) the Registration Statement, which is to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof, (2) the articles of incorporation of the Company, (3) the bylaws of the Company, (4) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents, and other instruments of the Company relating to the authorization and issuance of the Shares, the Investor Warrants and the Warrant Shares issuable thereunder, and (5) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to various questions of fact material to this opinion letter, and as to the content and form of the articles of incorporation, bylaws, minutes, records, resolutions, and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations and certificates of officers or directors of the Company and upon documents, records, and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

        Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that (A) the Shares and Investor Warrants are duly authorized, (B) when the Shares and Investor Warrants are issued and delivered to investors, each as described in the Registration Statement, the Shares and Investor Warrants will be legally and validly issued, the Warrants will constitute legal and binding obligations of the Company under Texas law, and the Shares will be fully paid and nonassessable, and (C) and assuming that: (i) the Warrant Shares are issued pursuant to the terms of the Investor Warrants, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who purchase shares through the exercise of Investor Warrants and (iii) the consideration for the Warrant Shares actually received by the Company as provided in the Investor Warrants exceeds the par value of such shares, then the shares of Common Stock issued pursuant to the Investor Warrants will be duly and validly issued, fully paid, and nonassessable.

        We are attorneys admitted to practice in the State of Texas. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Texas.

        This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                                                                                                          Very truly yours,

                                                                                                                          /s/ Ernstmeyer & Associates, P.C.
                                                                                                                          ERNSTMEYER & ASSOCIATES,  P.C.

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  Exhibit 5.1